PORTIONS OF THE AMENDED AND RESTATED BYLAWS OF
                      PUTNAM MUNICIPAL OPPORTUNITIES TRUST
                        RELATING TO SHAREHOLDERS' RIGHTS



                                    ARTICLE 9
                    Issuance of Shares and Share Certificates

         9.1 Sale of Shares. Except as otherwise determined by the Trustees, the Trust will issue and sell for cash or securities from time to time, full and fractional shares of its shares of beneficial interest, such shares to be issued and sold at a price of not less than the par value per share, if any, and not less than the net asset value per share, if any, as from time to time determined in accordance with the Declaration of Trust and these Bylaws and, in the case of fractional shares, at a proportionate reduction in such price. In the case of shares sold for securities, such securities shall be valued in accordance with the provisions for determining the value of the assets of the Trust as stated in the Declaration of Trust and these Bylaws. The officers of the Trust are severally authorized to take all such actions as may be necessary or desirable to carry out this Paragraph 9.1.

         9.2 Share Certificates. In lieu of issuing certificates for shares, the Trustees or the transfer agent may either issue receipts therefor or may keep accounts upon the books of the Trust for the record holders of such shares, who shall in either case be deemed, for all purposes hereunder, to be the holders of certificates for such shares as if they had accepted such certificates and shall be held to have expressly assented and agreed to the terms hereof.

         The Trustees may at any time authorize the issuance of share certificates. In that event, each shareholder shall be entitled to a certificate stating the number of shares owned by him or her, in such form as shall be prescribed from time to time by the Trustees. Such certificate shall be signed by the President or a Vice President and by the Treasurer or an Assistant Treasurer. Such signatures may be facsimile if the certificate is signed by a transfer agent or by a registrar. In case any officer who has signed or whose facsimile signature has been placed on such certificate shall cease to be such officer before such certificate is issued, it may be issued by the Trust with the same effect as if he or she were such officer at the time of its issue.

         9.3 Loss of Certificates. The transfer agent of the Trust, with the approval of any two officers of the Trust, is authorized to issue and countersign replacement certificates for the shares of the Trust which have been lost, stolen or destroyed upon (i) receipt of an affidavit or affidavits of loss or non-receipt and of an indemnity agreement executed by the registered holder or his or her legal representative and supported by an open penalty surety bond, said agreement and said bond in all cases to be in form and content satisfactory to and approved by

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the President or the Treasurer, or (ii) receipt of such other documents as may be approved by the Trustees.

     9.4 Issuance of New Certificate to Pledgee. A pledgee of shares transferred as collateral security shall be entitled to a new certificate if the instrument of transfer substantially describes the debt or duty that is intended to be secured thereby. Such new certificate shall express on its face that it is held as collateral security, and the name of the pledgor shall be stated thereon, who alone shall be liable as a shareholder and entitled to vote thereon.

     9.5 Discontinuance of Issuance of Certificates. The Trustees may at any time discontinue the issuance of share certificates and may, by written notice to each shareholder, require the surrender of share certificates to the Trust for cancellation. Such surrender and cancellation shall not affect the ownership of shares in the Trust.


                                   ARTICLE 10
           Provisions Relating to the Conduct of the Trust's Business

                                    ********

     10.4 Reports to Shareholders. The Trust shall send to each shareholder of record at least semi-annually a statement of the condition of the Trust and of the results of its operations, containing all information required by applicable laws or regulations.

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                             ARTICLE 11 Shareholders

     11.1 Annual Meeting. The annual meeting of the shareholders of the Trust shall be held on the last Friday in April in each year or on such other day as may be fixed by the Trustees. The meeting shall be held at such time as the Chairman of the Trustees or the Trustees may fix in the notice of the meeting or otherwise. Purposes for which an annual meeting is to be held, additional to those prescribed by law or these Bylaws, may be specified by the Chairman of the Trustees or by the Trustees.

     11.2 Record Dates. For the purpose of determining the shareholders of any series or class of shares of the Trust who are entitled to vote or act at any meeting or any adjournment thereof, or who are entitled to receive payment of any dividend or of any other distribution, the Trustees may from time to time fix a time, which shall be not more than 90 days before the date of any meeting of shareholders or more than 60 days before the date of payment of any dividend or of any other distribution, as the record date for determining the shareholders of

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such series or class having the right to notice of and to vote at such meeting and any adjournment thereof or the right to receive such dividend or distribution, and in such case only shareholders of record on such record date shall have such right notwithstanding any transfer of shares on the books of the Trust after the record date; or without fixing such record date the Trustees may for any such purposes close the register or transfer books for all or part of such period.

     11.3 Proxies. The placing of a shareholder's name on a proxy pursuant to telephone or electronically transmitted instructions obtained pursuant to procedures reasonably designed to verify that such instructions have been authorized by such shareholder shall constitute execution of such proxy by or on behalf of such shareholder.

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                                   ARTICLE 12
                          Shares of Beneficial Interest

12. The Trust has an unlimited number of Common Shares, without par value, which may be issued from time to time by the Trustees of the Trust. The Trust also has a class of 6,000 preferred shares, without par value, which may be issued by the Trustees from time to time in one or more series.

     12.1 Statement Creating Three Series of Remarketed Preferred(R) Shares.

     There are three series of Remarketed Preferred(R) Shares.

                                     PART I
                                   DESIGNATION

     SERIES A: A series of 800 shares of preferred shares, without par value, liquidation preference $50,000 per share plus accumulated but unpaid dividends, if any, thereon (whether or not earned or declared), is hereby designated "Remarketed Preferred Shares, Series A" and is referred to below as "Series A RP(R)". Each share of Series A RP shall be issued on a date to be determined by the Trustees, by any duly authorized committee thereof or by any of the President, the Vice Chairman, any Executive Vice President or the Treasurer of the Trust; have such initial dividend rate as shall be determined in advance of the issuance thereof by the Trustees, by any duly authorized committee thereof or by any of the President, the Vice Chairman, any Executive Vice President or the Treasurer of the Trust; have an Initial Dividend Period and an Initial Dividend Payment Date to be determined by the Trustees of the Trust, by a duly authorized committee thereof or by any of the President, the Vice Chairman, any Executive Vice President or the Treasurer of the Trust; be redeemed (unless such share

--------
(R) Registered trademark of Merrill Lynch & Co., Inc.

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shall have been otherwise redeemed pursuant to paragraph 4 of Part I of this
Section 12.1 by the Trust on a date to be determined by the Trustees of the Trust) at the option of the Trust at a redemption price of $50,000 per share plus accumulated but unpaid dividends to the date fixed for redemption (whether or not earned or declared) plus the premium, if any, resulting from the designation of a Premium Call Period; and have such other preferences, limitations and relative voting rights, in addition to those required by applicable law or set forth in the Trust's Declaration of Trust applicable to preferred shares of the Trust, as are set forth in Part I and Part II of this
Section 12.1. Series A RP shall constitute a separate series of preferred shares of the Trust, and each share of Series A RP shall be identical except as provided in paragraph 4 of this Part I of this Section 12.1.

     SERIES B: A series of 1,620 shares of preferred shares, without par value, liquidation preference $25,000 per share plus accumulated but unpaid dividends, if any, thereon (whether or not earned or declared), is hereby designated "Remarketed Preferred Shares, Series B" and is referred to below as "Series B RP". Each share of Series B RP shall be issued on a date to be determined by the Trustees, by any duly authorized committee thereof or by any of the President, the Vice Chairman, any Executive Vice President or the Treasurer of the Trust; have such initial dividend rate as shall be determined in advance of the issuance thereof by the Trustees, by any duly authorized committee thereof or by any of the President, the Vice Chairman, any Executive Vice President or the Treasurer of the Trust; have an Initial Dividend Period and an Initial Dividend Payment Date to be determined by the Trustees of the Trust, by a duly authorized committee thereof or by any of the President, the Vice Chairman, any Executive Vice President or the Treasurer of the Trust; be redeemed (unless such share shall have been otherwise redeemed pursuant to paragraph 4 of Part I of this
Section 12.1 by the Trust on a date to be determined by the Trustees of the Trust) at the option of the Trust at a redemption price of $25,000 per share plus accumulated but unpaid dividends to the date fixed for redemption (whether or not earned or declared) plus the premium, if any, resulting from the designation of a Premium Call Period; and have such other preferences, limitations and relative voting rights, in addition to those required by applicable law or set forth in the Trust's Declaration of Trust applicable to preferred shares of the Trust, as are set forth in Part I and Part II of this
Section 12.1. Series B RP shall constitute a separate series of preferred shares of the Trust, and each share of Series B RP shall be identical except as provided in paragraph 4 of this Part I of this Section 12.1.

     SERIES C: A series of 1,620 shares of preferred shares, without par value, liquidation preference $25,000 per share plus accumulated but unpaid dividends, if any, thereon (whether or not earned or declared), is hereby designated "Remarketed Preferred Shares, Series C" and is referred to below as "Series C RP". Each share of Series C RP shall be issued on a date to be determined by the Trustees, by any duly authorized committee thereof or by any of the President, the Vice Chairman, any Executive Vice President or the Treasurer of the Trust; have such initial dividend rate as shall be determined in advance of the issuance thereof by the Trustees, by any duly authorized committee thereof or by any of the President, the Vice Chairman, any Executive Vice President or the Treasurer of the Trust; have an Initial

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Dividend Period and an Initial Dividend Payment Date to be determined by the
Trustees of the Trust, by a duly authorized committee thereof or by any of the President, the Vice Chairman, any Executive Vice President or the Treasurer of the Trust; be redeemed (unless such share shall have been otherwise redeemed pursuant to paragraph 4 of Part I of this Section 12.1 by the Trust on a date to be determined by the Trustees of the Trust) at the option of the Trust at a redemption price of $25,000 per share plus accumulated but unpaid dividends to the date fixed for redemption (whether or not earned or declared) plus the premium, if any, resulting from the designation of a Premium Call Period; and have such other preferences, limitations and relative voting rights, in addition to those required by applicable law or set forth in the Trust's Declaration of Trust applicable to preferred shares of the Trust, as are set forth in Part I and Part II of this Section 12.1. Series C RP shall constitute a separate series of preferred shares of the Trust, and each share of Series C RP shall be identical except as provided in paragraph 4 of this Part I of this Section 12.1.

                                    ********

     6. Voting Rights.

     (a) General. Except as otherwise provided in the Declaration of Trust or By-laws, each Holder of shares of RP and each record holder of Common Shares shall be entitled to one vote for each share held on each matter submitted to a vote of shareholders of the Trust, and the holders of outstanding Preferred Shares, including each series of RP, and of Common Shares shall vote together as a single class; provided that, at any meeting of the shareholders of the Trust held for the election of Trustees, the holders of Preferred Shares, including each series of RP, present in person or represented by proxy at said meeting, shall be entitled, as a class, to the exclusion of the holders of all other securities and classes of capital shares of the Trust, to elect two Trustees of the Trust, each Preferred Share, including each share of each series of RP, entitling the holder thereof to one vote. Subject to paragraph 6(b) of this Part I of Section 12.1, the holders of outstanding Common Shares and Preferred Shares, including each series of RP, voting as a single class, shall elect the balance of the Trustees.

     (b) Right to Elect Majority of Trustees. During any period in which any one or more of the conditions described below shall exist (such period being referred to herein as a "Voting Period"), the number of Trustees shall be automatically increased by the smallest number that, when added to the two Trustees elected exclusively by the holders of Preferred Shares (including each series of RP), would constitute a majority of the Trustees as so increased by such smallest number; and the holders of Preferred Shares (including each series of RP) shall be entitled, voting as a class on a one-vote-per-share basis (to the exclusion of the holders of all other securities and classes of capital shares of the Trust), to elect such smallest number of additional Trustees, together with the two Trustees that such holders are in any event entitled to elect. A Voting Period shall commence:


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          (i) if at any time accumulated dividends (whether or not earned or declared, and whether or not funds are then legally available in an amount sufficient therefor) on the outstanding shares of any series of RP equal to at least two full years' dividends shall be due and unpaid and sufficient cash or securities shall not have been deposited with the Paying Agent for the payment of such accumulated dividends; or

          (ii) if at any time holders of any Preferred Shares other than the RP are entitled to elect a majority of the Trustees of the Trust.

Upon the termination of a Voting Period, the voting rights described in this paragraph 6(b) shall cease, subject always, however, to the revesting of such voting rights in the Holders upon the further occurrence of any of the events described in this paragraph 6(b). A Voting Period shall terminate when all dividends in arrears shall have been paid or otherwise provided for.

     (c) Other Actions. Except as otherwise provided herein, so long as any shares of RP are outstanding, the Trust shall not, without the affirmative vote or consent of the Holders of at least a majority of the shares of RP outstanding at the time, in person or by proxy, either in writing or at a meeting (voting separately as one class): (i) authorize, create or issue, or increase or decrease the authorized or issued amount of, any class or series of shares of beneficial interest ranking prior to or on a parity with the RP with respect to payment of dividends or the distribution of assets on liquidation, or increase or decrease the number of authorized Preferred Shares (although the Trust may, to the extent of the amount of Preferred Shares authorized from time to time, issue additional shares of RP or other series of Preferred Shares on a parity with the RP with respect to payment of dividends and the distribution of assets on liquidation (including Preferred Shares with different dividend rates and periods) without such vote or consent); (ii) amend, alter or repeal the provisions of the Declaration of Trust and the By-laws, including this Section 12.1, whether by merger, consolidation or otherwise, so as to affect materially and adversely any preference, right or power of such shares of RP or the Holders thereof; or (iii) take any other action (including without limitation bankruptcy proceedings) which pursuant to Section 18(a)(2)(D) of the 1940 Act requires such approval by the Holders; provided that (i) the issuance of not more than the 6,000 Preferred Shares presently authorized and (ii) the creation and issuance of series of Preferred Shares ranking junior to the RP with respect to payment of dividends and the distribution of assets on liquidation, will not be deemed to affect such preferences, rights or powers unless such issuance would, at the time thereof, cause the Trust not to satisfy the 1940 Act RP Asset Coverage or the RP Basic Maintenance Amount.

     In the event of an amendment, alteration or repeal of the provisions of the Declaration of Trust or the By-Laws, whether by merger, consolidation or otherwise, so as to affect materially and adversely any preference, right or power of shares of any series of RP or the Holders thereof, the affirmative vote or consent of the Holders of at least a majority of the

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outstanding shares of such series, in person or by proxy, either in writing or at a meeting voting as a separate series shall be required.

     The foregoing voting provisions shall not apply with respect to shares of RP if, at or prior to the time when a vote is required, such shares of RP shall have been (i) redeemed or (ii) called for redemption and sufficient funds (in the form of cash or Municipal Bonds rated at least P-1, MIG-1 or VMIG-1 by Moody's and which mature prior to the redemption date) shall have been deposited in trust to effect such redemption.

     Notwithstanding the foregoing, the Trustees may, without the vote or consent of the Holders of any series of RP, from time to time amend, alter or repeal any or all of the provisions of paragraphs 12(a), 12(b), 12(c), 13(a) and 13(b) of this Part I of Section 12.1, as well as any or all of the definitions of the terms listed below, and any such amendment, alteration or repeal will be deemed not to affect the preferences, rights or powers of shares of RP or the Holders thereof, provided the Trustees receive written confirmation from Moody's, in the case of any such action with respect to paragraphs 12(b), 12(c), 13(a) and 13(b), or from S&P, in the case of any such action with respect to paragraphs 12(a), 13(a) and 13(b), or from both Moody's and S&P, in the case of any such action with respect to the definitions of the terms listed below, that any such amendment, alteration or repeal would not impair the ratings then assigned to any series of RP by the rating agency providing such confirmation:

Accountant's Confirmation               Municipal Bonds
Anticipation Notes                      Municipal Index
Closing Transactions                    Non-Payment Period Rate
Deposit Securities                      Quarterly Valuation Date
Discounted Value                        Receivables for Municipal
Forward Commitments                       Bonds Sold
Independent Accountant                  RP Basic Maintenance Amount
Initial Margin                          RP Basic Maintenance Cure Date
Market Value                            RP Basic aintenance Report
Maximum Potential Additional            S&P Discount Factor
  Dividend Liability                    S&P Eligible Asset
Moody's Discount Factor                 S&P Hedging Transaction
Moody's Eligible Asset                  S&P Exposure Period
Moody's Hedging Transaction             S&P Volatility Factor
Moody's Exposure Period                 Treasury Bonds
Moody's Volatility Factor               Valuation Date
1940 Act Cure Date                      Variation Margin
1940 Act RP Asset Coverage



     (d) Voting Procedures.

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          (i)  As soon as practicable after the accrual of any right of the holders of shares of Preferred Shares (including shares of each series of RP) to elect additional Trustees as described in paragraph 6(b) above, the Trust shall notify the Paying Agent and the Paying Agent shall call a special meeting of such holders, by mailing a notice of such special meeting to such holders, such meeting to be held not less than 10 nor more than 20 days after the date of mailing of such notice. If the Trust fails to send such notice to the Paying Agent or if the Paying Agent does not call such a special meeting, it may be called by any such holder on like notice. The record date for determining the holders entitled to notice of and to vote at such special meeting shall be the close of business on the fifth Business Day preceding the day on which such notice is mailed. At any such special meeting and at each meeting held during a Voting Period, such holders, voting together as a class (to the exclusion of the holders of all other securities and classes of capital shares of the Trust), shall be entitled to elect the number of Trustees prescribed in paragraph 6(b) above on a one-vote-per-share basis. At any such meeting or adjournment thereof in the absence of a quorum, a majority of such holders present in person or by proxy shall have the power to adjourn the meeting without notice, other than an announcement at the meeting, until a quorum is present.

          (ii) For purposes of determining any rights of the Holders of shares of any series of RP to vote on any matter, whether such right is created by this Section 12.1, by the other provisions of the Declaration of Trust or the By-laws, by statute or otherwise, no Holder of shares of any series of RP shall be entitled to vote and no share of any series of RP shall be deemed to be "outstanding" for the purpose of voting or determining the number of shares required to constitute a quorum if, prior to or concurrently with the time of determination of shares entitled to vote or shares deemed outstanding for quorum purposes, as the case may be, sufficient funds (in the form of cash or Municipal Bonds rated at least P-1, MIG-1 or VMIG-1 by Moody's and A-1+ or SP-1+ by S&P and which mature prior to the redemption date) for the redemption of such shares have been deposited in trust with the Paying Agent for that purpose and the requisite Notice of Redemption with respect to such shares shall have been given as provided in paragraph 4 of this Part I of Section 12.1. No share of RP held by the Trust or any affiliate of the Trust shall have any voting rights or be deemed to be outstanding for voting purposes.


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         (iii) The terms of office of all persons who are Trustees of the Trust at the time of a special meeting of Holders of shares of RP and holders of other Preferred Shares to elect Trustees shall continue, notwithstanding the election at such meeting by the Holders of shares of RP and such other holders of the number of Trustees that they are entitled to elect, and the persons so elected by the Holders of shares of RP and such other holders of Preferred Shares, together with the two incumbent Trustees elected by the Holders of shares of RP and such other holders of Preferred Shares and the remaining incumbent Trustees elected by the holders of the Common Shares and Preferred Shares, shall constitute the duly elected Trustees of the Trust.

          (iv) Simultaneously with the expiration of a Voting Period, the terms of office of the additional Trustees elected by the Holders of shares of RP and holders of other Preferred Shares pursuant to paragraph 6(b) of this Part I of Section 12.1 shall terminate, the remaining Trustees shall constitute the Trustees of the Trust and the voting rights of the Holders of shares of RP and such other holders to elect additional Trustees pursuant to paragraph 6(b) of this Part I of Section 12.1 shall cease, subject to the provisions of the penultimate sentence of paragraph 6(b).

     (e) Exclusive Remedy. Unless otherwise required by law, the Holders of shares of RP shall not have any relative rights or preferences or other special rights other than those specifically set forth herein. The Holders of shares of RP shall have no preemptive rights or rights to cumulative voting. In the event that the Trust fails to pay any dividends on the shares of RP, the exclusive remedy of the Holders of shares of RP shall be the right to vote for Trustees pursuant to the provisions of this paragraph 6. In no event shall the Holders of shares of RP have any right to sue for, or bring a proceeding with respect to, such dividends or redemptions or damages for the failure to receive any dividends or the proceeds of a redemption.

     (f) Notification to Moody's and S&P. In the event a vote of Holders of shares of RP is required pursuant to the provisions of Section 13(a) of the 1940 Act, the Trust shall, not later than ten Business Days prior to the date on which such vote is to be taken, notify Moody's and S&P that such vote is to be taken, the nature of the action with respect to which such vote is to be taken and, not later than 10 Business Days following the vote, the results of the vote.


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